UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

TO

FORM 8-K

ON

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 238-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 30, 2009, Two Harbors Investment Corp. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) relating to the closing of its merger transaction (the “Merger”) with Capitol Acquisition Corp. (“Capitol”). This Amendment No. 1 to the Form 8-K is being filed to include revised disclosure under Item 4.01 and to include as an exhibit the letter from Marcum LLP with respect to such disclosure. The other portions of the Form 8-K remain in effect, and have not been included in this amendment.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 30, 2009, the audit committee of the Board of Directors of the Company engaged Ernst & Young LLP as the principal accountant for Capitol. As a result of the Merger, Capitol became a wholly-owned subsidiary of the Company, for which Ernst & Young LLP serves as the principal accountant, and consequently Marcum LLP formerly known as Marcum & Kliegman LLP (“Marcum”) was effectively dismissed. Neither the Company’s nor Capitol’s Boards of Directors recommended or approved such decision by the audit committee; however, the Company’s Board of Directors has delegated to the audit committee, which is comprised of all of the Company’s independent directors, the authority to engage independent certified public accountants. Marcum’s report in respect of the audited financial statements of Capitol as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the periods June 26, 2007 (inception) through December 31, 2007 and 2008 included an explanatory paragraph relating to substantial doubt about the ability of Capitol to continue as a going concern as described in Note 1 to such financial statements. During Capitol’s two most recent fiscal years and the subsequent interim periods prior to October 30, 2009, neither the Company nor Capitol had any disagreements with Marcum on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16	Letter from Marcum LLP to the Securities and Exchange Commission dated November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Two Harbors Investment Corp. (Registrant)

Dated: November 4, 2009	By:	/S/ TIMOTHY O’BRIEN
	Name:	Timothy O’Brien
	Title:	Vice President, Secretary and General Counsel

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